Exhibit 4.16

SBS Broadcasting SA

2004 Share Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1                                 Establishment. SBS Broadcasting SA., a Luxembourg corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Global Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock and Restricted Stock Units. The Plan shall become effective as of 5 December, 2003 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2                                 Purpose of the Plan. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

1.3                                 Duration of the Plan. The Plan shall commence as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1                                 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2                                 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2.3                                 “Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4                                 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5                                 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6                                 “Change in Control” shall occur if any of the following events occur:

(a)                                  The acquisition by any individual, entity, or group of Beneficial Owners of more than fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities with respect to the election of Directors of the Company;

(b)                                 The consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

(c)                                  Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

2.7                                 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8                                 “Committee” means any Committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein.

2.9                                 “Company” means SBS Broadcasting SA., a Luxembourg Corporation, and any successor thereto as provided in Article 16 herein.

2.10                           “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.11                           “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that such Director is not an Employee of the Company.

2.12                           “Employee” means any Employee of the Company, its Affiliates and/or Subsidiaries.

2.13                           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto

2.14                           “Fair Market Value” means, with respect to a Share as of a given date, the closing sales price of the Share on the Nasdaq Stock Market on the date in question or, if no sales of Shares were made on said stock market on such date, on the next preceding day on which sales were made on such stock market.

2.15                           “Family Members” shall have the meaning set forth therefor in Section 6.9(b)(ii) of this Plan.

2.16                           “Fiscal Year” means the year commencing on 1 January and ending 31 December or other time period as approved by the Board.

2.17                           “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18                           “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.19                           “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.20                           “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.21                           “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.22                           “Option Price” means the price at which a Participant pursuant to an Option may purchase a Share.

2.23                           “Participant” means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.  The term “Participant” shall include any Permitted Transferee to whom a Participant has transferred any NQSO, SAR, Restricted Stock or Restricted Stock Unit, and a Permitted Transferee shall be bound by and benefit from the provisions of this Plan that apply to a Participant with respect to any NQSO, SAR, Restricted Stock or Restricted Stock Unit held by such Permitted Transferee.

2.24                           “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, or upon the occurrence of other events as determined by the Board, at its discretion), as provided in Article 8 herein.

2.25                           “Permitted Transferee” shall have the meaning set forth therefor in Section 6.9(b)(ii) of this Plan.  “Permitted Transferees” shall mean more than one Permitted Transferee.

2.26                           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.27                           “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.28                           “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

2.29                           “Shares” means the common shares of the Company.

2.30                           “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.31                           “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

Article 3. Administration

3.1                                 General. The Board shall be responsible for administering the Plan. The Board may employ attorneys, consultants, accountants, and other persons, and the Board, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2                                 Authority of the Board. The Board shall have full and exclusive discretionary power to interpret the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Board may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 13, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3                                 Delegation. The Board may delegate to a Committee any or all of the administration of the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee.  The Board may delegate to one or more of its members or to one or more agents or advisors such nondiscretionary administrative duties as it may deem advisable, and the Board or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such person may have under the Plan. The Board may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers and Employees of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan; Adjustments in Authorized Shares

4.1                                 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two million five hundred thousand (2,500,000). The Plan may be amended in accordance with Section 13.1 to increase the number of Shares reserved for issuance to Participants under the Plan.  All of the reserved Shares, two million five hundred thousand (2,500,000), may be used for grants of ISOs. Any Shares of common stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of common stock, or are exchanged with the Board’s permission for Awards not involving common stock, shall be available again for grant under the Plan. Shares issued, or Shares related to Awards issued, in accordance with Section 6.6 shall not be available again for grant under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares of common stock or credited as additional Restricted Stock and Restricted Stock Units. In addition, the Board, in its discretion, may establish any other appropriate methodology for calculating the number of Shares issued pursuant to the Plan. The Shares of common stock available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.2                                 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Board, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Board in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 12, without affecting the number of Shares reserved or available hereunder the Board may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Article 5. Eligibility and Participation

5.1                                 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

5.2                                 Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1                                 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board, provided that ISOs shall not be granted to Directors. In addition, ISOs may not be granted following the ten-year anniversary of the Board’s adoption of the Plan, which is 5 December 2003.

6.2                                 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of

Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3                                 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Board; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Board has the authority to grant Options at a price that is less than the Fair Market Value of the Shares on the date of grant.

6.4                                 Duration of Options. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5                                 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6                                 Redemption or Exchange of Awards.  The Board may, in its discretion, cause, or offer to cause, outstanding Awards awarded pursuant to this Plan to be cancelled in consideration of, or exchanged for, the award of cash, Shares or different or additional Awards, or a combination thereof, which latter Awards may have such terms, including any Option Price or grant price of an SAR, as the Board shall determine and as are consistent with the provisions of this Plan.  The Board may also, in its discretion, cause, or offer to cause, the terms of outstanding Awards, including Option Price or grant price of an SAR, to be amended, provided that the terms as so amended are not inconsistent with the provisions of this Plan.

6.7                                 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) any other method approved by the Board in its sole discretion at the time of grant and as set forth in the Award Agreement. The Board also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable law, or by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars or such other currency as set forth in the Award Agreement.

6.8                                 Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9                                 Termination of Employment/Directorship. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.10                           Transferability of Options.

(a)                                  Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)                                 Nonqualified Stock Options.

(i)                                     Except as otherwise provided in a Participant’s Award Agreement in accordance with Section 6.9(b)(ii), no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(ii)                                  The Board, in the applicable Award Agreement evidencing an NQSO granted under the Plan, or at any time thereafter, may provide that an NQSO granted hereunder may be transferred without consideration by the Participant, subject to such rules as the Board may adopt to preserve the purposes of the Plan, to one or more of the following (each a “Permitted Transferee”):

(A)                              the Participant’s spouse, children or grandchildren (including adopted and step-children and grandchildren), parent, step-parent, grandparent, former spouse (under a qualified domestic relations order, as defined in the Code), sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law

(including adopted relationships) or any person sharing the Participant’s household (other than a tenant or employee of the Participant’s household) (collectively, “Family Members”);

(B)                                a  trust in which the Participant and/or his or her Family Members hold more than 50% of the beneficial interests;

(C)                                a foundation as to which the Participant and/or his or her Family Members control the management of assets; or

(D)                               any other entity (including a corporation, partnership or limited liability company) in which the Participant and/or his or her Family Members own more than 50% of the voting interests.

(iii)                               Before any transfer described in Section 6.9(b)(ii) may be completed, the Participant must give the Board written notice describing the terms and conditions of the proposed transfer, and the Board must notify the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the NQSO to be transferred.  The terms of any NQSO transferred in accordance with Section 6.9(b)(ii) shall apply to the Permitted Transferee except that (A) the Permitted Transferee shall not be entitled to transfer any NQSO (other than by will or the laws of descent and distribution), and (B) the Permitted Transferee shall not be entitled to exercise any NQSO or to transfer any Shares issued on exercise of such NQSO unless such exercise or transfer may be made in compliance with all applicable federal, state and foreign securities laws.

6.11                           Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1                                 Grant of SARs. Subject to the terms and conditions of the Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. Subject to the terms and conditions of the Plan, the Board shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall be no less than the Fair Market Value of a Share on the date of grant of the SAR. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Board has the authority to grant SARs at a price that is less than the Fair Market Value of a Share on the date of grant.  The Board may in its discretion substitute SARs which can be paid out only in stock for outstanding Stock options under the Plan and any previous share incentive plans of the Company at any time when the Company is subject to fair value accounting for stock based compensation.

7.2                                 SAR Agreement. An Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions, as the Board shall determine, shall evidence each SAR Award.

7.3                                 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion, and except as determined otherwise by the Board and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4                                 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

7.5                                 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                                  The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)                                 The number of Shares with respect to which the SAR is exercised.

Such entitlement constitutes an asset capable of economic assessment in accordance with the provisions of the Luxembourg law of 10 August 1915, as amended on commercial companies.  At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Board at its sole discretion. Any shares covered by a SAR shall be counted against the maximum number of Shares reserved under the Plan only to the extent such Shares are actually issued to the Participant upon exercise of the SAR.

7.6                                 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with a Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.7                                 Nontransferability of SARs.

(a)                                  Except as otherwise provided in a Participant’s Award Agreement in accordance with Section 7.7(b), no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement in accordance with Section 7.7(b), all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)                                 The Board, in the applicable Award Agreement evidencing an SAR granted under the Plan, or at any time thereafter, may provide that an SAR granted hereunder may be transferred without consideration by the Participant, subject to such rules as the Board may adopt to preserve the purposes of the Plan, to one or more Permitted Transferees.

(c)                                  Before any transfer described in Section 7.7(b) may be completed, the Participant must give the Board written notice describing the terms and conditions of the proposed transfer, and the Board must notify the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the SAR to be transferred.  The terms of any SAR transferred in accordance with Section 7.7(b) shall apply to the Permitted Transferee except that (i) the Permitted Transferee shall not be entitled to transfer any SAR (other than by will or the laws of descent and distribution), and (ii) the Permitted Transferee shall not be entitled to exercise any SAR or to transfer any Shares issued on exercise of such SAR unless such exercise or transfer may be made in compliance with all applicable federal, state and foreign securities laws.

Article 8. Restricted Stock and Restricted Stock Units

8.1                                 Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Board shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2                                 Restricted Stock/Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Board shall determine.

8.3                                 Transferability.

(a)                                  Except as provided in Section 8.3(b), the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Award Agreement. Except as otherwise provided in the Participant’s Award Agreement in accordance with Section 8.3(b), all rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

(b)                                 The Board, in the applicable Award Agreement evidencing a grant of Shares of Restricted Stock and/or Restricted Stock Units under the Plan, or at any time thereafter, may provide that Shares of Restricted Stock and/or Restricted Stock Units granted hereunder may be transferred without consideration by the Participant, subject to such rules as the Board may adopt to preserve the purposes of the Plan, to one or more Permitted Transferrees.

(c)                                  Before any transfer described in Section 8.3(b) may be completed, the Participant must give the Board written notice describing the terms and conditions of the proposed transfer, and the Board must notify the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Shares of Restricted Stock and/or Restricted Stock Units to be transferred.  The terms and conditions applicable to any Shares of Restricted Stock and/or Restricted Stock Units transferred in accordance with Section 8.3(b) shall apply to the Permitted Transferee except that (i) the Permitted Transferee shall not be entitled to transfer any Shares of Restricted Stock and/or Restricted Stock Units (other than by will or the laws of descent and distribution), and (ii) the Permitted Transferee shall not be entitled to transfer any Shares of Restricted Stock and/or Restricted Stock Units unless such transfer may be made in compliance with all applicable federal, state and foreign securities laws.

8.4                                 Other Restrictions. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, time-based restrictions, and/or restrictions under applicable federal or state securities laws. To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Board, in its sole discretion shall determine.

8.5                                 Voting Rights. To the extent permitted or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6                                 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.7                                 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8                                 Section 83(b) Election. The Board may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article 9. Beneficiary Designation

Each Participant and Permitted Transferee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant or Permitted Transferee, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant or Permitted Transferee in writing with the Company during the Participant’s or Permitted Transferee’s lifetime. A transfer of an NQSO, SAR, Restricted Stock or Restricted Stock

Units to a Permitted Transferee shall revoke any prior beneficiary designation that was made with respect to such transferred NQSO, SAR, Restricted Stock or Restricted Stock Units.  In the absence of any beneficiary designation, benefits remaining unpaid at the  death of a Participant or Permitted Transferee shall be paid to the estate of the Participant or Permitted Transferee, as the case may be.

Article 10. Deferrals

The Board may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units.

Article 11. Rights of Employees/Directors

11.1                           Employment/Directorship. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company. Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or Subsidiaries and, accordingly, subject to Article 3 and Section 13.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

11.2                           Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3                           Rights as a Stockholder. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 12. Change in Control

12.1                           Change in Control of the Company. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

(a)                                  Any and all Options and SARs granted hereunder shall become immediately vested and exercisable; additionally, if a Participant’s employment or directorship is terminated for any other reason except cause within twelve (12) months after such Change in Control, the Participant shall have twelve (12) months following such termination date to exercise such Options or SARs;

(b)                                 Any Period of Restriction and restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse; and

(c)                                  The vesting of all Awards denominated in Shares shall be accelerated to full vesting as of the effective date of the Change in Control.

12.2                           Sale of a Division of the Company. Notwithstanding any other provisions of this Plan, if there is a sale of a division of the Company, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement with respect to any Employee of such division:

(a)                                  Any and all Options and SARs granted hereunder to such Employee shall become immediately vested and exercisable, and shall remain exercisable for twelve (12) months following the sale of such division of the Company;

(b)                                 Any Period of Restriction and restrictions imposed on Restricted Stock or Restricted Stock Units granted to such Employee shall lapse; and

(c)                                  The vesting of all Awards denominated in Shares granted to such Employee shall be accelerated to full vesting as of the effective date of the sale of the division of the Company.

For purposes of this Section 12.2, sale of a division means a sale of any segment of the Company and its subsidiaries if the gross revenue of the segment exceeds ten percent (10%) of the consolidated gross revenues of the Company and its subsidiaries. For the purpose of this Section 12.2, subsidiaries means ownership, directly or indirectly, by the Company, of more than fifty percent (50%) of the outstanding voting shares or the total combined voting power of any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company.

Article 13. Amendment, Modification, Suspension, and Termination

13.1                           Amendment, Modification, Suspension, and Termination. The Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option without the prior approval of the Company’s stockholders, provided that the Board may redeem or exchange Awards in accordance with Section 6.6.  No amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

13.2                           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

13.3                           Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 14. Withholding

14.1                           Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant or Permitted Transferee, as the case may be, to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

14.2                           Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of Awards granted hereunder, Participants or Permitted Transferees may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant or Permitted Transferee, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 15. Indemnification

Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own wilful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 16. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17. General Provisions

17.1                           Forfeiture Events. The Board may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, or its Subsidiaries.

17.2                           Legend. The certificates for Shares may include any legend that the Board deems appropriate to reflect any restrictions on transfer of such Shares.

17.3                           Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

17.4                           Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.5                           Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

17.6                           Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

17.7                           Listing. The Company may use reasonable endeavours to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

17.8                           Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)                                  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)                                 Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable

17.9                           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.10                     Investment Representations. The Board may require each person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

17.11                     Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company, its Affiliates, and its Subsidiaries operate or have Employees or Directors, the Board, in their sole discretion, shall have the power and authority to:

(a)                                  Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)                                 Determine which Employees or Directors outside the United States are eligible to participate in the Plan;

(c)                                  Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d)                                 Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 17.11 by the Board shall be attached to this Plan document as appendices; and

(e)                                  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

17.12                     Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.13                     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

17.14                     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

17.15                     Governing Law. The Plan and each Award Agreement shall be governed by the laws of Luxembourg, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the courts of Luxembourg, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.